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                                                                      EXHIBIT 22

                             SOUTHWEST AIRLINES CO.
                          SUBSIDIARIES OF THE COMPANY




Southwest Airlines Co. has five wholly owned subsidiaries:

       TranStar Airlines Corporation, Southwest Jet Fuel Co., and Southwest ABQ RES Center, Inc., which are incorporated under the laws of Texas.